EXHIBIT 99.1

Spirit Airlines Reports Second Quarter 2019 Results

MIRAMAR, Fla., July 24, 2019 - Spirit Airlines, Inc. (NYSE: SAVE) today reported second quarter 2019 financial results.

	Second Quarter 2019		Second Quarter 2018
	As Reported	Adjusted	As Reported	Adjusted
	(GAAP)	(non-GAAP)[1]	(GAAP)	(non-GAAP)[1]
Revenue	$1,013.0 million	$1,013.0 million	$851.8 million	$851.8 million
Operating Income (loss)	$163.9 million	$165.5 million	$108.5 million	$113.3 million
Operating Margin	16.2%	16.3%	12.7%	13.3%
Net Income (loss)	$114.5 million	$115.7 million	$11.3 million	$75.7 million
Diluted EPS	$1.67	$1.69	$0.16	$1.11

"Our team once again delivered strong quarterly profits. In the second quarter 2019, we improved our operating margin by 300 basis points and delivered very strong earnings growth." said Ted Christie, Spirit’s President and Chief Executive Officer. Operationally, we experienced numerous storm systems across our network which negatively impacted our operational reliability. However, on a relative basis, year-to-date through June 30, 2019 we still rank among the best in the industry for on-time performance2. I want to thank the entire Spirit team for all that they do every day to care for our Guests, especially during this busy travel season under challenging operational conditions."

Revenue Performance
For the second quarter 2019, Spirit's total operating revenue was $1,013.0 million, an increase of 18.9 percent compared to the second quarter 2018, driven by an 18.4 percent increase in flight volume and increases in both yields and load factor.

Total operating revenue per available seat mile ("TRASM") for the second quarter 2019 increased 5.0 percent compared to the same period last year. During the second quarter 2019, the Company's results benefited from its strategic network changes, revenue management initiatives, and a strong underlying demand environment. In addition, the Company estimates the calendar shift of Easter from the first quarter in 2018 to the second quarter in 2019 contributed approximately 200 basis points to the TRASM improvement.

Non-ticket revenue per passenger flight segment for the second quarter 2019 increased 1.8 percent to $55.543. Fare revenue per passenger flight segment decreased 1.0 percent to $57.60 and total revenue per passenger segment increased 0.3 percent year over year to $113.14.

Cost Performance
For the second quarter 2019, total GAAP operating expenses increased 14.2 percent year over year to $849.0 million. Adjusted operating expenses for the second quarter 2019 increased 14.8 percent year over year to $847.5 million4. These changes were primarily driven by higher flight volume, higher passenger re-accommodation expense, higher salaries, wages and benefits, and airport rent and landing fees.

Aircraft fuel expense increased in the second quarter 2019 by 7.6 percent year over year, due to a 15.4 percent increase in fuel gallons consumed.

Spirit reported second quarter 2019 cost per available seat mile ("ASM"), excluding operating special items and fuel (“Adjusted CASM ex-fuel”), of 5.41 cents4, up 4.6 percent compared to the same period last year.  As previously disclosed, a severe storm system impacted a large majority of Spirit’s flights to and from Florida during the Easter holiday weekend.  As a result, the Company canceled numerous flights and incurred costs of about $6 million for passenger re-accommodation and disrupted crew expense. The additional expense and loss of ASMs related to this storm contributed approximately 150 basis points to adjusted CASM ex-fuel year over year percent change for the second quarter 2019.  In addition to the Easter storm, the Company experienced multiple storm-related flight disruptions throughout the rest of the quarter which drove additional passenger re-accommodation expense.  Higher ground handling rates, amortization expense, and other items contributed to the adjusted CASM ex-fuel change year over year.

Liquidity
Spirit ended the second quarter 2019 with unrestricted cash, cash equivalents, and short-term investments of $1.2 billion. For the six months ended June 30, 2019, Spirit generated $341.0 million of operating cash flow, after investing $238.5 million, primarily for aircraft purchases and pre-delivery deposits. Adjusted for proceeds from issuance of long-term debt, operating cash flow for the quarter ended June 30, 2019 was $205.2 million5. For the six months ended June 30, 2019, net cash provided by financing activities was $3.5 million.

Fleet
Spirit took delivery of two new aircraft (one A320ceo and one A320neo) during the second quarter 2019, ending the quarter with 135 aircraft in its fleet.

Conference Call/Webcast Detail
Spirit will conduct a conference call to discuss these results tomorrow, July 25, 2019, at 9:30 a.m. ET. A live audio webcast of the conference call will be available to the public on a listen-only basis at http://ir.spirit.com. An archive of the webcast will be available under "Webcasts & Presentations" for 60 days.

About Spirit Airlines:
Spirit Airlines (NYSE: SAVE) is committed to delivering the best value in the sky while providing an exceptional Guest experience.  We are the leader in providing customizable travel options starting with an unbundled fare.  This allows every Guest to pay only for the options they choose - like bags, seat assignments, and refreshments - something we call Á La Smarte.  We make it possible for our Guests to venture further, travel more often, and discover more than ever before.  Our Fit Fleet® is one of the youngest and most fuel-efficient in the U.S.  We operate more than 600 daily flights to 76 destinations in the U.S., Latin America, and the Caribbean, and are dedicated to giving back and improving the communities we serve.  Come save with us at www.spirit.com.  At Spirit Airlines, we go.  We go for you.

Investors are encouraged to read the Company's periodic and current reports filed with or furnished to the Securities and Exchange Commission, including its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, for additional information regarding the Company.

End Notes
(1) See "Reconciliation of Adjusted Net Income, Adjusted Pre-tax Income, and Adjusted Operating Income to GAAP Net Income" table below for more details.
(2) Preliminary data using DOT A:14 methodology.
(3) See "Calculation of Total Non-Ticket Revenue per Passenger Segment" table below for more details.
(4) See "Reconciliation of Adjusted Operating Expense to GAAP Operating Expense" table below for more details.
(5) See "Reconciliation of Adjusted Free Cash Flow to GAAP Net Operating Cash Flow" table below for more details.

Forward-Looking Statements
Statements in this release and certain oral statements made from time to time by representatives of the Company contain various forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which are subject to the “safe harbor” created by those sections. Forward-looking statements are based on our management’s beliefs and assumptions and on information currently available to our management. All statements other than statements of historical facts are “forward-looking statements” for purposes of these provisions. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “project,” “predict,” “potential,” and similar expressions intended to identify forward-looking statements. Such forward-looking statements are subject to risks, uncertainties and other important factors that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by such forward-looking statements. Furthermore, such forward-looking statements speak only as of the date of this release. Except as required by law, we undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements. Risks or uncertainties (i) that are not currently known to us, (ii) that we currently deem to be immaterial, or (iii) that could apply to any company, could also materially adversely affect our business, financial condition, or future results. References in this report to “Spirit,” “we,” “us,” “our,” or the “Company” shall mean Spirit Airlines, Inc., unless the context indicates otherwise. Additional information concerning certain factors is contained in the Company's Securities and Exchange Commission filings, including but not limited to the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K.

SPIRIT AIRLINES, INC.
Condensed Statements of Operations
(unaudited, in thousands, except per-share amounts)

	Three Months Ended			Six Months Ended
	June 30,		Percent	June 30,		Percent
	2019	2018	Change	2019	2018	Change
Operating revenues:
Passenger	$994,430	$836,350	18.9	$1,832,495	$1,525,491	20.1
Other	18,526	15,421	20.1	36,257	30,418	19.2
Total operating revenues	1,012,956	851,771	18.9	1,868,752	1,555,909	20.1

Operating expenses:
Aircraft fuel	265,006	246,180	7.6	494,642	450,826	9.7
Salaries, wages and benefits	216,375	187,756	15.2	420,276	342,852	22.6
Landing fees and other rents	64,711	58,602	10.4	124,360	108,232	14.9
Aircraft rent	46,522	41,745	11.4	92,304	91,936	0.4
Depreciation and amortization	54,913	45,618	20.4	105,639	84,991	24.3
Distribution	40,602	34,997	16.0	76,321	65,628	16.3
Maintenance, materials and repairs	34,688	31,653	9.6	66,292	61,363	8.0
Special charges	—	174	nm	—	89,342	nm
Loss on disposal of assets	1,550	4,644	nm	3,463	5,492	nm
Other operating	124,651	91,881	35.7	233,713	185,523	26.0
Total operating expenses	849,018	743,250	14.2	1,617,010	1,486,185	8.8

Operating income (loss)	163,938	108,521	51.1	251,742	69,724	261.1

Other (income) expense:
Interest expense	25,266	20,498	23.3	50,237	38,347	31.0
Capitalized interest	(2,975)	(2,296)	29.6	(5,532)	(4,548)	21.6
Interest income	(7,066)	(4,430)	59.5	(13,990)	(8,496)	64.7
Other expense	144	188	nm	377	321	nm
Special charges, non-operating	—	79,412	nm	—	88,613	nm
Total other (income) expense	15,369	93,372	(83.5)	31,092	114,237	(72.8)

Income (loss) before income taxes	148,569	15,149	880.7	220,650	(44,513)	595.7
Provision (benefit) for income taxes	34,068	3,895	774.7	50,073	(10,845)	561.7

Net income (loss)	$114,501	$11,254	917.4	$170,577	$(33,668)	606.6
Basic earnings (loss) per share	$1.67	$0.16	943.8	$2.49	$(0.49)	608.2
Diluted earnings (loss) per share	$1.67	$0.16	943.8	$2.49	$(0.49)	608.2

Weighted average shares, basic	68,439	68,251	0.3	68,410	68,237	0.3
Weighted average shares, diluted	68,620	68,310	0.5	68,568	68,237	0.5

SPIRIT AIRLINES, INC.
Condensed Statements of Comprehensive Income (Loss)
(unaudited, in thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
Net income (loss)	$114,501	$11,254	$170,577	$(33,668)
Unrealized gain on short-term investment securities, net of deferred taxes of $29, $33, $67 and $26	98	101	228	78
Interest rate derivative loss reclassified into earnings, net of taxes of $19, $18, $46, and $39	54	61	101	120
Other comprehensive income	$152	$162	$329	$198
Comprehensive income (loss)	$114,653	$11,416	$170,906	$(33,470)

SPIRIT AIRLINES, INC.
Selected Operating Statistics
(unaudited)

	Three Months Ended June 30,
Operating Statistics	2019	2018	Change
Available seat miles (ASMs) (thousands)	10,775,878	9,515,842	13.2%
Revenue passenger miles (RPMs) (thousands)	9,157,488	7,961,128	15.0%
Load factor (%)	85.0	83.7	1.3	pts
Passenger flight segments (thousands)	8,953	7,554	18.5%
Block hours	157,182	136,357	15.3%
Departures	58,517	49,404	18.4%
Total operating revenue per ASM (TRASM) (cents)	9.40	8.95	5.0%
Average yield (cents)	11.06	10.70	3.4%
Fare revenue per passenger flight segment ($)	57.60	58.19	(1.0)%
Non-ticket revenue per passenger flight segment ($)	55.54	54.57	1.8%
Total revenue per passenger flight segment ($)	113.14	112.76	0.3%
CASM (cents)	7.88	7.81	0.9%
Adjusted CASM (cents) (1)	7.86	7.76	1.3%
Adjusted CASM ex-fuel (cents) (2)	5.41	5.17	4.6%
Fuel gallons consumed (thousands)	122,447	106,144	15.4%
Average economic fuel cost per gallon ($)	2.16	2.32	(6.9)%
Aircraft at end of period	135	119	13.4%
Average daily aircraft utilization (hours)	12.8	12.6	1.6%
Average stage length (miles)	1,004	1,051	(4.5)%

	Six Months Ended June 30,
Operating Statistics	2019	2018	Change
Available seat miles (ASMs) (thousands)	20,604,922	17,924,606	15.0%
Revenue passenger miles (RPMs) (thousands)	17,290,518	14,774,647	17.0%
Load factor (%)	83.9	82.4	1.5	pts
Passenger flight segments (thousands)	16,773	14,092	19.0%
Block hours	300,612	259,310	15.9%
Departures	110,692	94,386	17.3%
Total operating revenue per ASM (TRASM) (cents)	9.07	8.68	4.5%
Average yield (cents)	10.81	10.53	2.7%
Fare revenue per passenger flight segment ($)	55.57	55.51	0.1%
Non-ticket revenue per passenger flight segment ($)	55.85	54.90	1.7%
Total revenue per passenger flight segment ($)	111.42	110.41	0.9%
CASM (cents)	7.85	8.29	(5.3)%
Adjusted CASM (cents) (1)	7.83	7.76	0.9%
Adjusted CASM ex-fuel (cents) (2)	5.43	5.25	3.4%
Fuel gallons consumed (thousands)	232,275	201,147	15.5%
Average economic fuel cost per gallon ($)	2.13	2.24	(4.9)%
Average daily aircraft utilization (hours)	12.5	12.3	1.6%
Average stage length (miles)	1,016	1,038	(2.1)%

(1)	Excludes operating special items.

(2)	Excludes economic fuel expense and operating special items.

The Company is providing a reconciliation of GAAP financial information to non-GAAP financial information as it believes that non-GAAP financial measures provide management and investors the ability to measure the performance of the Company on a consistent basis. These non-GAAP financial measures have limitations as analytical tools. Because of these limitations, determinations of the Company's operating performance excluding unrealized gains and losses or special items should not be considered in isolation or as a substitute for performance measures calculated in accordance with GAAP. These non-GAAP financial measures may be presented on a different basis than other companies using similarly titled non-GAAP financial measures.
Calculation of Total Non-Ticket Revenue per Passenger Segment
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(in thousands, except per segment data)	2019	2018	2019	2018
Operating revenues
Fare	$515,696	$439,549	$932,041	$782,244
Non-fare	478,734	396,801	900,454	743,247
Total passenger revenues	994,430	836,350	1,832,495	1,525,491
Other revenues	18,526	15,421	36,257	30,418
Total operating revenues	$1,012,956	$851,771	$1,868,752	$1,555,909

Non-ticket revenues (1)	$497,260	$412,222	$936,711	$773,665

Passenger segments	8,953	7,554	16,773	14,092

Non-ticket revenue per passenger segment ($)	$55.54	$54.57	$55.85	$54.90

(1)	Non-ticket revenues equals the sum of non-fare passenger revenues and other revenues.

Special Items
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(in thousands)	2019	2018	2019	2018
Operating special items include the following:
Loss on disposal of assets	1,550	4,644	3,463	5,492
Operating special charges (1)	—	174	—	89,342
Total operating special items	$1,550	$4,818	$3,463	$94,834
Non-operating special items include the following:
Non-operating special charges (2)	—	79,412	—	$88,613
Total non-operating special items	$—	$79,412	$—	$88,613

Total special items	$1,550	$84,230	$3,463	$183,447

(1)	Operating special charges for 2018 include amounts primarily due to a one-time ratification incentive recognized in connection with a new pilot agreement approved in February 2018.

(2)
Non-operating special charges in 2018 are related to the purchase of 14 A319-100 aircraft.  The contract was deemed a lease modification which resulted in a change of classification from operating leases to finance leases for the 14 aircraft.

Reconciliation of Adjusted Operating Expense to GAAP Operating Expense
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(in thousands, except CASM data in cents)	2019	2018	2019	2018
Total operating expenses, as reported	$849,018	$743,250	$1,617,010	$1,486,185
Less operating special items	1,550	4,818	3,463	94,834
Adjusted operating expenses, non-GAAP (1)	847,468	738,432	1,613,547	1,391,351
Less: Economic fuel expense	265,006	246,180	494,642	450,826
Adjusted operating expenses excluding fuel, non-GAAP (2)	$582,462	$492,252	$1,118,905	$940,525

Available seat miles	10,775,878	9,515,842	20,604,922	17,924,606

CASM (cents)	7.88	7.81	7.85	8.29
Adjusted CASM (cents) (1)	7.86	7.76	7.83	7.76
Adjusted CASM ex-fuel (cents) (2)	5.41	5.17	5.43	5.25

(1)	Excludes operating special items.

(2)	Excludes operating special items and economic fuel expense.

Reconciliation of Adjusted Net Income, Adjusted Pre-Tax Income, and Adjusted Operating Income to GAAP Net Income
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(in thousands, except per share data)	2019	2018	2019	2018
Net income, as reported	$114,501	$11,254	$170,577	$(33,668)
Add: Provision (benefit) for income taxes	34,068	3,895	50,073	(10,845)
Income (loss) before income taxes, as reported	148,569	15,149	220,650	(44,513)
Pre-tax margin	14.7%	1.8%	11.8%	(2.9)%
Add special items (1)	$1,550	$84,230	$3,463	$183,447
Adjusted income before income taxes, non-GAAP (2)	150,119	99,379	224,113	138,934
Adjusted pre-tax margin, non-GAAP (2)	14.8%	11.7%	12.0%	8.9%
Add: Total other (income) expense (3)	15,369	13,960	31,092	25,624
Adjusted operating income, non-GAAP (4)	165,488	113,339	255,205	164,558
Adjusted operating margin, non-GAAP (4)	16.3%	13.3%	13.7%	10.6%

Provision for income taxes	34,411	23,645	50,875	33,257
Adjusted net income, non-GAAP (2)	$115,708	$75,734	$173,238	$105,677

Weighted average shares, diluted	68,620	68,310	68,568	68,237

Adjusted net income per share, diluted (2)	$1.69	$1.11	$2.53	$1.55

Total operating revenues	$1,012,956	$851,771	$1,868,752	$1,555,909

(1)	See "Special Items" for more details.

(2)	Excludes operating and non-operating special items.

(3)	Excludes non-operating special items.

(4)	Excludes operating special items.

As most of the Company’s capital expenditures are related to acquiring assets to grow the business, the Company believes it is beneficial for investors to use Adjusted Free Cash Flow to assess whether the Company has sufficient liquidity.  Adjusted Free Cash Flow adjusts for Purchase of property and equipment, Pre-delivery deposits on flight equipment, net of refunds, and Proceeds from issuance of long-term debt to provide a consistent view of the Company’s liquidity regardless of how the Company chooses to finance aircraft required for growth.  Management believes investors should have a metric to assess the Company’s liquidity on a consistent basis regardless of how the Company chooses to finance assets used for growth.

Reconciliation of Adjusted Free Cash Flow to GAAP Net Operating Cash Flow
(unaudited)

	Six Months Ended
	June 30,
(in thousands)	2019	2018
Net cash provided by operating activities	$341,024	$250,988
Less:
Purchase of property and equipment (1)	154,702	323,229
Pre-delivery deposits on flight equipment, net of refunds (1)	75,826	92,205
Add: Proceeds from issuance of long-term debt (2)	94,706	440,340
Adjusted free cash flow	$205,202	$275,894

Net cash used in investing activities	(238,459)	(410,835)
Net cash provided by financing activities	3,499	171,360

Net increase in cash and cash equivalents	106,064	11,513

(1)	Included within net cash used in investing activities in the Company's Condensed Statements of Cash Flows.

(2)	Included within net cash provided by financing activities in the Company's Condensed Statements of Cash Flows.